CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated November 23, 2016, related to the statement of assets and liabilities of First Trust Senior Floating Rate 2022 Target Term Fund.

/s/ Deloitte & Touche LLP

Chicago, Illinois
December 21, 2016